Exhibit 10.25

Portions of this document indicated by “**” have been omitted, and such omitted portions have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

June 2, 2016

Federal Home Loan Bank of Topeka
Non-NEO Executive Incentive Compensation Plan Targets
Goal Metrics, Metric Performance Ranges, Participant Eligibility and Metric Weights

This document specifies goal metrics, metric performance ranges/objectives, and metric weights for the participants (Participants) in the Non-NEO Executive Incentive Compensation Plan (Plan).

The Plan targets contained in this document specifically cover the 2016 Base Performance Period (January 1, 2016 through December 31, 2016) and the 2017-2019 Deferral Performance Period (January 1, 2017 through December 31, 2019).

A.	2016 Base Performance Period Metrics. The following goal metrics are assigned to the Participants under the Plan. All calculations including interest rates will be rounded to two decimal places.

1.	Adjusted Return Spread on Total Regulatory Capital
Definition: The spread between (a) adjusted net income divided by daily average total regulatory capital and (b) the average daily Overnight Federal funds effective rate (Fed Effective).

Measure:
Adjusted net income is defined as follows:

◦	Net income calculated under generally accepted accounting principles (GAAP)

◦	Plus recorded AHP assessments

◦	Excluding the impact or adjustment required because of Accounting Standards Codification 815 (ASC 815)

◦	Plus dividends on redeemable Class A and Class B Common Stock treated as interest expense under ASC 450

◦	Minus prepayment fees

◦	Minus/plus realized or unrealized gains/losses on securities (excludes any charges for other-than-temporary impairment of securities)

◦	Minus/plus gains/losses on mortgage loans held for sale

◦	Minus/plus gains/losses on early retirement of debt and related derivatives

◦
Minus/plus any amortization/accretion of premium/discount on unswapped securities in the FHLBank’s trading portfolio and any investment that is tied to an economic swap where an upfront fee was not received (not amortized/accreted under GAAP)

◦	Less a calculated 10% AHP assessment

Performance Range:

Annual Performance Range
Threshold	4.30%
Target	5.24%
Optimum	6.19%

2.	Net Income after Capital Charge
Definition: The dollar amount of adjusted net income as defined in the above metric which exceeds the cost of the required return on capital.

Measure: Adjusted income as defined in the Net Income after Capital Charge Definition above, less required return on all capital. The required return on capital is the sum of the outstanding regulatory Class B Common Stock times the average of three-month LIBOR plus 1.00 percent for each day during the year plus the sum of all other capital (regulatory for Class A Common Stock and GAAP for retained earnings and other comprehensive income) times the average of three-month LIBOR for each day during the year.

Performance Range:

Annual Performance Range
Threshold	$73,826,000
Target	$93,826,000
Optimum	$113,826,000

3.	Retained Earnings
Definition: The dollar amount of GAAP Retained Earnings as of 12/31/2016.

Measure: Retained earnings as defined above as reported on the 12/31/2016 balance sheet.

Performance Ranges:

Annual Performance Range
Threshold	$701,450,000
Target	$725,450,000
Optimum	$749,450,000

4.	Core Mission Assets (CMA) Ratio
Definition: Core Mission Assets Ratio is defined as daily advances plus mortgage loans held for portfolio divided by daily consolidated obligations.
Measure: Average Daily Advances as reported to the Federal Housing Finance Agency (CRS reference SC11800) plus Daily Average mortgage loans held for portfolio (CRS reference SC12100) divided by the average daily consolidated obligations as reported to the Federal Housing Finance Agency (CRS reference SC15100) averaged over the Performance Period.

Performance Range:

Annual Performance Range
Threshold	70%
Target	78%
Optimum	80%

5.	Risk Management - Market, Credit and Liquidity Risks
Definition: Management of FHLBank risks as determined by the weighted average rating by the board of directors in an annual evaluation of the Risk Appetite metrics in this area using a 1 (lowest) to 5 (highest) point scale. General risk categories are market, credit and liquidity risks.

Performance Ranges

Score
Threshold	3.0
Target	4.0
Optimum	5.0

Risk Management Metric Weights: The following metric weight for each goal metric is assigned to the Participants:

Risk Management Category	Weighting
Liquidity Risk	30%
Market Risk	40%
Credit Risk	30%
Total	100%

6.	Risk Management - Compliance, Business and Operations Risks
Definition: Management of FHLBank risks as determined by the weighted average rating by the board of directors in an annual evaluation of the Risk Appetite metrics in this area using a 1 (lowest) to 5 (highest) point scale. General risk categories are compliance, business and operations risks.

Performance Ranges

Score
Threshold	3.0
Target	4.0
Optimum	5.0

Risk Management Metric Weights: The following metric weight for each goal metric is assigned to the Participants:

Risk Management Category	Weighting
Compliance Risk	30%
Business Risk	35%
Operations Risk	35%
Total	100%

B.	2017-2019 Deferral Performance Period Metrics.
These metrics apply to the 2017-2019 Deferral Performance Period.

Minimum Requirement for Receiving a Final Deferred Incentive Award
In order for Participants to be eligible to receive a Final Deferred Incentive Award for the 2017-2019 Deferral Performance Period, FHLBank must have a Market Value of Equity (MVE) of not less than 100 percent of FHLBank’s Total Regulatory Capital Stock (TRCS) outstanding (as defined in FHLBank’s Risk Management Policy), as of the last day of the Deferral Performance Period. Upon determining FHLBank has achieved this minimum requirement, the calculation of the Final Deferred Incentive Award amounts shall be measured by evaluating the following:

	Threshold	Target	Optimum
Total Return(1)	10/11 or 11/11 vs FHLBanks	5/11 vs FHLBanks	2/11 or 1/11 vs FHLBanks
Deferred Incentive
Performance Measure Percentage	75%	100%	125%
Weighting	0.50	0.50	0.50
Dollar Value (Deferred Incentive x Performance Measure Percentage x Weight)	$	$	$

MVE / Total Regulatory Capital (TRC)(2)	10/11 or 11/11 vs FHLBanks	5/11 vs FHLBanks	2/11 or 1/11 vs FHLBanks
Deferred Incentive
Performance Measure Percentage	75%	100%	125%
Weighting	0.50	0.50	0.50
Dollar Value (Deferred Incentive x Performance Measure Percentage x Weight)	$	$	$
Final Deferred Incentive Award (Dollar value for Total Return + Dollar Value for MVE/TRC)
Footnotes:
1) Total Return. Total Return equals the Total Dividends, plus the Change in Retained Earnings, divided by the Average Total Regulatory Capital (TRC) over the three-year period. Total Dividends is defined as all dividends paid on all capital stock during the three-year period; Change in Retained Earnings is defined as the change in retained earnings from 12/31/2016 to 12/31/2019; and Average TRC is defined as the average daily ending balance of Regulatory Capital for dates starting with 01/01/2017 and ending 12/31/2019.  TRC is defined as total capital stock plus total retained earnings plus subordinated debt plus mandatorily redeemable capital stock. TRC will also include any additional capital from mergers that will be reported in the CRS statement of condition.  For performance comparison purposes, FHLBank Topeka will be ranked against the other FHLBanks, with the highest total return being the best performance, and ranking 1st out of the 11 FHLBanks.
2) MVE/TRC. Using amounts reported on the Trendbook Analysis from the FHFA Call Report System (CRS), MVE/TRC is calculated by dividing base case MVE by TRC (as defined above) calculated at the end of the Deferral Performance Period. For performance comparison purposes, FHLBank Topeka will be ranked against the other FHLBanks, with the highest MVE/TRC being the best performance, and ranking 1st out of the 11 FHLBanks.

C.	Total Base Opportunity and Participant Levels.

Total Base Opportunity Matrix
(As a percentage of base)

Participant	Total Base Opportunity
	Threshold	Target	Optimum
**	**	**	**
Sonia Betsworth	25	50	75
Joe Edwards	25	50	75
Denise Cauthon	25	50	75
**	**	**	**

D.	Base Opportunity Metric Weights. The following metric weight for each goal metric is assigned to the Participants:

Objective	CCO	**/ **	CIO/CAO
1. Adjusted Return Spread on Regulatory Total Capital	10%	20%	15%
2. Net Income after Capital Charge	10%	20%	15%
3. Retained Earnings	10%	10%	10%
4. Core Mission Assets (CMA) Ratio	10%	10%	10%
5. Risk Management- Market, Credit, Liquidity	30%	20%	25%
6. Risk Management- Compliance, Business, Operations	30%	20%	25%
Total	100%	100%	100%

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